Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2026 relating to the financial statements of Legence Corp., incorporated by reference in Registration Statement No. 333-294894 on Form S-1 of Legence Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement No. 333-294894 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, California

April 7, 2026